Filed Pursuant to Rule 424(b)(5)
Registration No. 333-178525

Calculation of registration fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
0.850% Senior Notes due 2015	$350,000,000	$47,740

(1)	The filing fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 15, 2011)

$350,000,000

The Charles Schwab Corporation

0.850% Senior Notes due 2015

The Charles Schwab Corporation (“CSC”) will offer $350,000,000 aggregate principal amount of 0.850% Senior Notes due 2015, which CSC refers to in this prospectus supplement as the “notes.”

The notes will mature on December 4, 2015. The notes will pay interest at 0.850% per annum. Interest on the notes will be paid each June 4 and December 4, commencing on June 4, 2013. The notes will be senior unsecured obligations of CSC, ranking equally with all of CSC’s other unsecured senior indebtedness. CSC may redeem some or all of the notes at any time at the make-whole redemption price, as described under “Description of the notes—Optional redemption.”

CSC does not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated dealer quotation system. Currently, there is no public market for the notes.

Investing in the notes involves risk. See “Risk factors” beginning on page S-5.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these notes or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

These notes are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. These notes are not savings accounts, deposits or other obligations of any bank.

	Price to Public (1)	Underwriting Discount or Commission	Proceeds to CSC
Per note	100.000%	0.350%	99.650%
Total	$350,000,000	$1,225,000	$348,775,000

(1) Plus accrued interest, if any, from December 6, 2012 if settlement occurs after that date.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank, S.A./N.V. and Clearstream Banking, société anonyme, and its indirect participants, against payment in New York, New York on or about December 6, 2012.

Joint Book-Running Managers

Citigroup	Goldman, Sachs & Co.

Co-Managers

Credit Suisse	J.P. Morgan
UBS Investment Bank	Wells Fargo Securities

December 3, 2012

Prospectus Supplement

Page

About this prospectus supplement	S-ii

Where you can find more information	S-iii

Forward-looking statements	S-iv

Summary	S-1

The offering	S-3

Risk factors	S-5

Ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends	S-7

Use of proceeds	S-8

Capitalization	S-9

Description of the notes	S-10

United States federal income and estate tax consequences to non-U.S. holders	S-14

Certain ERISA considerations	S-17

Underwriting	S-19

Notice to investors	S-21

Legal matters	S-24

Experts	S-24

Prospectus

S-i

About this prospectus supplement

This document consists of two parts. The first part is the prospectus supplement, which describes the price per note, interest rate, maturity date, aggregate principal amount and certain other terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus, together with additional information described under “Where you can find more information” in this prospectus supplement.

References in this prospectus supplement to “we,” “us,” “our” and “CSC” mean The Charles Schwab Corporation. References in this prospectus supplement to the “Company” mean CSC and its majority-owned subsidiaries.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to the notes issued hereby prepared by or on behalf of CSC at the time of pricing. No one is authorized to give information other than that contained herein and therein. This prospectus supplement may be used only for the purpose for which it has been prepared. CSC has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

The representations, warranties and covenants made by CSC in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of CSC’s affairs. CSC is not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. CSC’s business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer or solicitation on CSC’s behalf or on behalf of the underwriters to subscribe for and purchase any of the notes, and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

Where you can find more information

CSC files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). CSC’s SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. Copies of certain information filed by CSC with the SEC are also available on CSC’s corporate website at http://www.aboutschwab.com. The website addresses of the SEC and CSC are included as inactive textual references only, and the information contained on those websites is not a part of this prospectus supplement or the accompanying prospectus. You may also read and copy any document that CSC files at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC allows CSC to “incorporate by reference” information CSC has filed with the SEC, which means that CSC can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus supplement.

This prospectus supplement incorporates by reference the documents listed below:

—

Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including such information from the Proxy Statement filed March 30, 2012 that is incorporated by reference in Part III of such Annual Report);

—	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012; and

—

Current Reports on Form 8-K filed on January 26, 2012, February 2, 2012, March 13, 2012, May 22, 2012, June 6, 2012, June 18, 2012, July 31, 2012, August 1, 2012, August 29, 2012, October 30, 2012 and November 21, 2012.

You may request a copy of these filings at no cost, by writing, telephoning or sending an email to the following address:

The Charles Schwab Corporation

211 Main Street

San Francisco, California 94105

Attention: Corporate Secretary

Telephone: (415) 667-1959

Email: investor.relations@schwab.com

S-iii

Forward-looking statements

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, contain not only historical information but also “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “appear,” “aim,” “target,” “could” and other similar expressions. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, refer to future events. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect management’s beliefs, objectives, and expectations as of the date hereof, or in the case of any documents incorporated by reference, as of the date of those documents, are necessarily estimates based on the best judgment of CSC’s senior management. These statements relate to, among other things:

—	the use of proceeds from this debt offering;

—	the ratings for the notes;

—	a trading market for the notes;

—	the Company’s ability to pursue its business strategy;

—	the impact of legal proceedings and regulatory matters;

—	the impact of current market conditions on the Company’s results of operations;

—	sources of liquidity, capital, and level of dividends;

—	the expected impact of the Federal Reserve’s notices of proposed rulemakings;

—	target capital ratios;

—	capital expenditures;

—	the impact of changes in management’s estimates on the Company’s results of operations;

—	the impact of changes in the likelihood of indemnification and guarantee payment obligations on the Company’s results of operations;

—	the impact on the Company’s results of operations of recording stock option expense;

—	the launch of the home equity line of credit portion of Charles Schwab Bank’s co-branded loan origination program with Quicken Loans, Inc.; and

—	the other risks and uncertainties described in this prospectus supplement.

Achievement of the expressed beliefs, objectives, and expectations described in these statements is subject to certain risks and uncertainties that could cause actual results to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or, in the case of documents incorporated by reference, as of the date of those documents.

S-iv

Important factors that may cause actual results to differ include, but are not limited to:

—	changes in general economic and financial market conditions;

—	changes in revenues and profit margin due to changes in interest rates;

—	adverse developments in litigation or regulatory matters;

—	the extent of any charges associated with litigation and regulatory matters;

—	amounts recovered on insurance policies;

—	the Company’s ability to attract and retain clients and grow client assets and relationships;

—	the Company’s ability to develop and launch new products, services and capabilities in a timely and successful manner;

—	fluctuations in client asset values due to changes in equity valuations;

—	the Company’s ability to monetize client assets;

—	the performance or valuation of securities available for sale and securities held to maturity;

—	trading activity;

—	the level of interest rates, including yields available on money market mutual fund eligible instruments;

—	the adverse impact of financial reform legislation and related regulations;

—	the amount of loans to the Company’s brokerage and banking clients;

—	the level of the Company’s stock repurchase activity;

—	the level of brokerage client cash balances and deposits from banking clients;

—	the availability and terms of external financing;

—	capital needs;

—	acquisition integration costs;

—	level of expenses;

—	the timing and impact of changes in the Company’s level of investments in software, equipment, leasehold improvements and technology;

—	potential breaches of contractual terms for which the Company has indemnification and guarantee obligations; and

—	CSC’s ability to maintain favorable ratings from rating agencies.

You should refer to the “Risk factors” section of this prospectus supplement and to CSC’s periodic and current reports filed with the SEC for specific risks which would cause actual results to be significantly different from

S-v

those expressed or implied by these forward-looking statements. In particular, certain of these factors, as well as general risk factors affecting CSC and its subsidiaries, are discussed in greater detail in “Item 1A.—Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference into this prospectus supplement and accompanying prospectus.

S-vi

Summary

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the notes. You should read this entire prospectus supplement and accompanying prospectus, including the documents incorporated by reference, especially the risks relevant to investing in the notes discussed under “Risk factors” contained herein and under “Item 1A.—Risk Factors” beginning on page 7 of our Annual Report on Form 10-K for the year ended December 31, 2011 (incorporated by reference herein), as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference herein. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Forward-looking statements.”

The Charles Schwab Corporation

The Charles Schwab Corporation, headquartered in San Francisco, California, was incorporated in 1986 and engages, through its subsidiaries (primarily located in San Francisco except as indicated), in securities brokerage, banking, and related financial services. At September 30, 2012, CSC had $1.89 trillion in client assets, 8.7 million active brokerage accounts, 1.5 million corporate retirement plan participants, and 844,000 banking accounts.

Significant business subsidiaries of CSC include:

—

Charles Schwab & Co., Inc. (“Schwab”), which was incorporated in 1971, is a securities broker-dealer with more than 300 domestic branch offices in 45 states, as well as a branch in each of the Commonwealth of Puerto Rico and London, U.K., and serves clients in Hong Kong through one of CSC’s subsidiaries;

—	Charles Schwab Bank (“Schwab Bank”), which commenced operations in 2003, is a federal savings bank located in Reno, Nevada; and

—

Charles Schwab Investment Management, Inc., which is the investment advisor for Schwab’s proprietary mutual funds, which are referred to as the Schwab Funds®, and for Schwab’s exchange-traded funds, which are referred to as the Schwab ETFs™.

The Company offers a broad range of products to address individuals’ varying investment and financial needs. Examples of these product offerings include:

—

Brokerage – an array of brokerage accounts including some with check-writing features, debit card, and billpay; individual retirement accounts; retirement plans for small to large businesses; 529 college savings accounts; designated brokerage accounts; equity incentive plan accounts; and margin loans, as well as access to fixed income securities, equity and debt offerings, options, and futures;

—

Banking – checking accounts linked to brokerage accounts, savings accounts, certificates of deposit, demand deposit accounts, first mortgages, home equity lines of credit, and personal loans collateralized by securities;

—	Trust – trust custody services, personal trust reporting services, and administrative trustee services;

—	Advice solutions – separately managed accounts, customized personal advice for tailored portfolios, and specialized planning and full-time portfolio management;

—

Mutual funds – third-party mutual funds through Mutual Fund Marketplace®, including no-load mutual funds through the Mutual Fund OneSource® service, proprietary mutual funds from two fund families – Schwab Funds® and Laudus Funds®, other third-party mutual funds, and mutual fund trading and clearing services to broker-dealers; and

—	Exchange-traded funds (ETFs) – third-party and Schwab ETFs, as well as separately managed portfolios of ETFs.

These products, and the Company’s full array of investing services, are made available through its two segments – Investor Services and Institutional Services.

Investor Services

Through the Investor Services segment, the Company provides retail brokerage and banking services to individual investors.

The Company offers research, analytic tools, performance reports, market analysis, and educational material to all clients. Clients looking for more guidance have access to online portfolio planning tools, professional advice from Schwab’s portfolio consultants who can help develop an investment strategy and carry out investment and portfolio management decisions, as well as a range of fully delegated managed solutions that provide ongoing portfolio management.

Institutional Services

Through the Institutional Services segment, Schwab provides custodial, trading, technology, practice management, trust asset, and other support services to independent investment advisors (IAs). To attract and serve IAs, Institutional Services has a dedicated sales force and service teams assigned to meet their needs.

The Institutional Services segment also provides retirement plan recordkeeping and related services, retirement plan trust and custody services, specialty brokerage services, and mutual fund clearing services, and supports the availability of Schwab proprietary investment funds on third-party platforms. The Company serves a range of employer sponsored plans: equity compensation plans, defined contribution plans, defined benefit plans, nonqualified deferred compensation plans and other employee benefit plans.

CSC’s common stock is listed and traded on The New York Stock Exchange under the symbol “SCHW.”

CSC’s principal executive office is located at 211 Main Street, San Francisco, California 94105, and CSC’s telephone number is (415) 667-7000. CSC’s corporate Internet website is www.aboutschwab.com. CSC’s website address is included as an inactive textual reference only, and the information contained on CSC’s website is not incorporated by reference and does not form a part of this prospectus supplement or the accompanying prospectus.

The offering

Issuer	The Charles Schwab Corporation (“CSC”), a Delaware corporation.

Securities offered	0.850% Senior Notes due 2015 (the “notes”)

Aggregate principal amount	$350,000,000

Ranking	The notes will be CSC’s senior unsecured obligations.

Issue price	100.000%

Interest rate	The notes will bear interest at a fixed rate of 0.850% per annum.

Interest payments	Interest will be paid each June 4 and December 4, commencing on June 4, 2013.

Maturity date	The notes will mature on December 4, 2015.

Original issue date	December 6, 2012

Use of proceeds	CSC intends to use the net proceeds from this issuance of the notes, which are expected to be approximately $348 million after underwriting discounts or commissions and estimated offering expenses, for general corporate purposes.

Redemption	CSC may redeem some or all of the notes at any time at the make-whole redemption price, as described under “Description of the notes—Optional redemption.”

Certain covenants	The indenture governing the notes will limit CSC’s ability to merge, consolidate, sell or otherwise dispose of all or substantially all of its assets. In addition, it will limit the ability of CSC and its subsidiaries to incur liens. See “Description of Debt Securities—Merger, Consolidation, Sale, Lease or Conveyance” in the accompanying prospectus and “Description of the notes—Limitation on liens” in this prospectus supplement.

The indenture governing the notes will not limit the ability of CSC or any of its subsidiaries to incur additional debt or other liabilities.

Listing	The notes will not be listed on any securities exchange or included in any automated dealer quotation system.

No prior market	The notes will be new securities for which there is no existing market. Although the underwriters have informed CSC that they currently intend to make a market in the notes, they are not obligated to do so, and they may discontinue market-making activities at any time without notice. CSC cannot assure you that an active or liquid market for the notes will develop or be maintained.

Denominations	$1,000 and any integral multiple of $1,000 in excess thereof.

Forms of notes	The notes will be issued in fully registered form and will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as depositary (“DTC”).

Additional notes	CSC may in the future create and issue additional notes having the same terms and conditions as the notes offered by this prospectus supplement, except for any differences in the issue date and price and interest accrued prior to the issue date of the additional notes, as described under “Description of the notes—Additional notes.”

Trustee and paying agent	The Bank of New York Mellon Trust Company, N.A.

Governing law	California

Risk factors	Investment in the notes involves risks. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk factors” beginning on page S-5, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in the notes.

Risk factors

Your investment in the notes involves certain risks. You should consult with your own financial and legal advisers as to the risks involved in an investment in the notes and to determine whether the notes are a suitable investment for you. The notes may not be a suitable investment for you if you are unsophisticated about debt securities. Before investing in the notes, you should carefully consider, among other matters, the risk factors below and information set forth under the heading “Item 1A.—Risk Factors” in CSC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as such discussion may be amended or updated in other reports filed by us with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and which is incorporated by reference into this prospectus supplement and accompanying prospectus.

Risks relating to the notes

The notes will not be insured by the FDIC or guaranteed by any of CSC’s subsidiaries. The notes will be structurally subordinated to the debt and other liabilities of CSC’s subsidiaries, which means that creditors of CSC’s subsidiaries will be paid from their assets before holders of the notes would have any claims to those assets.

The notes are not insured by the Federal Deposit Insurance Corporation or any other governmental agency. The notes will be obligations of CSC only and will not be guaranteed by any of its subsidiaries. The notes will be structurally subordinated to all debt and other liabilities of CSC’s subsidiaries (including liabilities to trade creditors), which means that creditors of CSC’s subsidiaries will be paid from their assets before holders of the notes would have any claims to those assets.

The price at which you will be able to sell your notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.

CSC believes that the value of the notes in any secondary market will be affected by the supply and demand of the notes, the interest rate and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what CSC expects to be the impact on the market value of the notes of a change in a specific factor, assuming all other conditions remain constant.

United States Interest Rates.  CSC expects that the market value of the notes will be affected by changes in United States interest rates. In general, if United States interest rates increase, the market value of the notes may decrease.

CSC’s Credit Ratings, Financial Condition and Results.  Actual or anticipated changes in CSC’s credit ratings or financial condition may affect the market value of the notes.

CSC wants you to understand that the impact of one of the factors above, such as an increase in United States interest rates, may offset some or all of any change in the market value of the notes attributable to another factor, such as an improvement in CSC’s credit ratings.

You may not be able to sell your notes if an active trading market for the notes does not develop.

The notes constitute a new issue of securities, for which there is no existing trading market. In addition, CSC does not intend to apply to list the notes on any securities exchange. CSC cannot provide you with any assurance regarding whether a trading market for the notes will develop, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. The underwriters have advised CSC that they currently intend to make a market in the notes. The underwriters, however, are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. If no active trading market develops, you may be unable to resell the notes at any price or at their fair market value or at all.

In addition to CSC’s creditworthiness, many factors affect the trading market for, and trading value of, your notes. These factors include:

—	the method of calculating the principal and interest in respect of your notes;

—	the time remaining to the maturity of your notes;

—	the outstanding amount of notes relative to your notes; and

—	the level, direction and volatility of market interest rates generally.

There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase any notes unless you understand and are able to bear the risk that the notes may not be readily saleable, that the value of the notes will fluctuate over time and that these fluctuations may be significant.

In addition, if your investment activities are subject to laws and regulations governing investments, you may not be able to invest in certain types of notes or your investment in them may be limited. You should review and consider any applicable restrictions before investing in the notes.

CSC’s credit ratings may not reflect all risks of an investment in the notes.

The credit ratings assigned to the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market, if any, for, or trading value of, your notes. In addition, real or anticipated changes in CSC’s credit ratings will generally affect any trading market, if any, for, or trading value of, your notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the notes and the suitability of investing in the notes in light of your particular circumstances.

There are limited covenants in the senior debt indenture.

Neither CSC nor any of its subsidiaries is restricted from incurring additional debt or other liabilities, including additional senior debt, under the senior debt indenture. If CSC incurs additional debt or liabilities, its ability to pay its obligations on the notes could be adversely affected. CSC expects that it will from time to time incur additional debt and other liabilities. In addition, CSC is not restricted under the senior debt indenture from granting security interests over its assets, except to the extent described under “Description of the notes—Limitations on liens” in this prospectus supplement, or from paying dividends or issuing or repurchasing its securities.

In addition, there are no financial covenants in the senior debt indenture. You are not protected under the senior debt indenture in the event of a highly leveraged transaction, reorganization, a default under CSC’s existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Debt Securities—Merger, Consolidation, Sale, Lease or Conveyance” included in the accompanying prospectus.

Redemption may adversely affect your return on the notes.

CSC has the right to redeem some or all of the notes prior to maturity, as described under “Description of the notes—Optional redemption” in this prospectus supplement. CSC may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

Ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends

The following table sets forth CSC’s consolidated ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for the five fiscal years ended December 31, 2011 and the nine months ended September 30, 2012 (dollar amounts in millions):

	Nine Months Ended September 30,	Year Ended December 31,
	2012	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges(1)	7.6	6.9	4.1	6.0	8.0	3.7

Ratio of earnings to fixed charges, excluding deposits from banking clients and payables to brokerage clients interest expense(2)	9.3	9.1	6.3	9.9	16.7	17.4

Ratio of earnings to fixed charges and preferred stock dividends(1), (3)	6.3	6.9	4.1	6.0	8.0	3.7

Ratio of earnings to fixed charges and preferred stock dividends, excluding deposits from banking clients and payables to brokerage clients interest expense(2), (3)	7.3	9.1	6.3	9.9	16.7	17.4

(1)	The ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends are calculated in accordance with the requirements of the SEC. For such purposes, “earnings” consist of earnings from continuing operations before taxes on earnings and fixed charges. “Fixed charges” consist of interest expense and one-third of rental expense, which is estimated to be representative of the interest factor.

(2)	Because interest expense incurred in connection with both deposits from banking clients and payables to brokerage clients is completely offset by interest revenue on related investments and loans, CSC considers such interest to be an operating expense. Accordingly, the ratio of earnings to fixed charges, excluding deposits from banking clients and payables to brokerage clients interest expense, and the ratio of and earnings to fixed charges and preferred stock dividends, excluding deposits from banking clients and payables to brokerage clients interest expense, reflect the elimination of such interest expense as a fixed charge.

(3)	The preferred stock dividend amounts used in the computation of the ratios of earnings to fixed charges and preferred stock dividends, and earnings to fixed charges and preferred stock dividends, excluding deposits from banking clients and payables to brokerage clients interest expense, represent the pre-tax earnings that would be required to pay the dividends on outstanding preferred stock. CSC did not have any outstanding preferred stock for the fiscal years ended December 31, 2007 to 2011.

Use of proceeds

CSC intends to use the net proceeds from this issuance of the notes, which are expected to be approximately $348 million after underwriting discounts or commissions and estimated offering expenses, for general corporate purposes.

Capitalization

The following table sets forth the consolidated cash and cash equivalents and capitalization of CSC at September 30, 2012, on an actual basis and as adjusted basis to reflect the issuance of $350 million of the notes offered hereby.

You should read the following table together with CSC’s consolidated financial statements and notes thereto included in CSC’s Annual Report on Form 10-K for the year ended December 31, 2011, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, both of which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2012
(In millions)	Actual	As Adjusted
Cash and cash equivalents	$8,523	$8,871

Long-term debt	$1,776	$1,776
Notes offered hereby	—	350

Total debt	$1,776	$2,126

Stockholders’ equity:
Preferred stock	$864	$864
Common stock	15	15
Additional paid-in capital	3,890	3,890
Retained earnings	8,442	8,442
Treasury stock, at cost	(4,058)	(4,058)
Accumulated other comprehensive income	312	312

Total stockholders’ equity	$9,465	$9,465

Total capitalization	$11,241	$11,591

Description of the notes

The notes offered by this prospectus supplement will be issued by CSC under a base indenture dated as of June 5, 2009 and a Fourth Supplemental Indenture to be dated as of December 6, 2012, between CSC and The Bank of New York Mellon Trust Company, N.A., as trustee (collectively, the “senior debt indenture”). The accompanying prospectus provides a more complete description of the senior debt indenture. The notes will be senior debt securities, as such term is understood in the accompanying prospectus. The following description of the notes supplements, and to the extent inconsistent therewith replaces, the descriptions of the general terms and provisions of the notes set forth under “Description of Debt Securities” included in the accompanying prospectus.

General

The notes issued in this offering initially will be limited to $350,000,000 aggregate principal amount.

Ranking

The notes will be senior unsecured obligations and will rank equally with all of CSC’s other unsecured senior debt, subject to statutory exceptions in the event of liquidation upon insolvency.

Payment at maturity

The notes will mature on December 4, 2015. At maturity, you will receive an amount in cash equal to $1,000 per $1,000 principal amount of the notes you then hold, plus any accrued and unpaid interest. If the maturity date falls on a day that is not a business day, CSC will postpone the payment of principal and interest to the next succeeding business day, but the payment made on such date will be treated as being made on the date that the payment was first due and the holders of the notes will not be entitled to any further interest or other payments with respect to such postponement.

“Business day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in Los Angeles, California or New York, New York are authorized or obligated by law or executive order to close.

Interest

The notes will bear interest at a fixed rate of 0.850% per annum. Interest on the notes will accrue from and including December 6, 2012 or the most recent date to which interest has been paid or duly provided for. Interest will be payable semi-annually in arrears on June 4 and December 4 of each year, commencing on June 4, 2013. Interest will be calculated on the basis of a 360-day year of twelve 30-day months.

If an interest payment date falls on a day that is not a business day, CSC will postpone the interest payment to the next succeeding business day, but the payment made on such date will be treated as being made on the date that the payment was first due and the holders of the notes will not be entitled to any further interest or other payments with respect to such postponement.

The interest payable on the notes on any interest payment date, subject to certain exceptions, will be paid to the person in whose name the notes are registered at the close of business on November 19 and May 20, whether or not a business day, next preceding the applicable interest payment date. Interest that CSC pays on the maturity date will be paid to the person to whom the principal will be payable.

Optional redemption

The notes are redeemable at any time and from time to time, in whole or in part, at CSC’s option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of notes to be redeemed, at a redemption price (the “make-whole redemption price”) equal to the greater of:

—	100% of the principal amount of the notes to be redeemed; or

—

as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the redemption date) discounted to the redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined below) plus 10 basis points, plus, in either case, accrued and unpaid interest to, but not including, the redemption date. However, if the redemption date is after a record date and on or prior to a corresponding interest payment date, the interest will be paid on the redemption date to the holder of record on the record date.

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations for such redemption date.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in the United States of America.

“Quotation Agent” means the Reference Treasury Dealer that is selected by CSC to act as Quotation Agent in connection with an optional redemption, in addition to acting as a Reference Treasury Dealer; provided, however, that if such Reference Treasury Dealer ceases to be a Primary Treasury Dealer, CSC will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer” means (i) Citigroup Global Markets Inc. (or its successor) or any affiliate that is a Primary Treasury Dealer, (ii) Goldman, Sachs & Co. (or its successor) or any affiliate that is a Primary Treasury Dealer, and (iii) up to two other Primary Treasury Dealers that are selected by CSC; provided, however, that if any of the foregoing or their affiliates cease to be a Primary Treasury Dealer, CSC will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

On and after the redemption date for the notes, interest will cease to accrue on the notes or any portion thereof called for redemption, unless CSC defaults in the payment of the make-whole redemption price and accrued interest, if any. On or before the redemption date for the notes, CSC will deposit with a paying agent, or the trustee, funds sufficient to pay the make-whole redemption price of and accrued and unpaid interest on such notes to be redeemed on such date.

If less than all of the notes are to be redeemed, the notes to be redeemed will be selected in accordance with the procedures of the depositary; provided, however, that no notes of a principal amount of $1,000 or less shall be redeemed in part.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but not including, the redemption date.

CSC is not required to make mandatory redemption or sinking fund payments with respect to the notes. CSC may at any time and from time to time purchase notes in the open market or otherwise.

Limitations on liens

As long as any of the notes are outstanding, CSC will not, and will not permit any of its subsidiaries to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance on the voting securities of Charles Schwab & Co., Inc., Schwab Bank, Charles Schwab Investment Management, Inc., or Schwab Holdings, Inc., without securing the notes to the same extent. Schwab Holdings, Inc. is CSC’s wholly owned subsidiary that owns all of the common stock of Charles Schwab & Co., Inc. However, the senior debt indenture permits liens on the voting stock of Charles Schwab & Co., Inc., Schwab Bank, Charles Schwab Investment Management, Inc., or Schwab Holdings, Inc. without securing the notes if the liens arise because of:

—	claims against CSC for taxes or other governmental charges that are not then due and delinquent, that CSC is contesting in good faith, or that are for less than $1 million;

—	legal proceedings that CSC is contesting in good faith or that involve claims against CSC for less than $1 million;

—	deposits to secure, or in place of, any surety, stay, appeal or customs bonds; or

—	any other reason if CSC’s Board of Directors determines that the lien will not materially detract from or interfere with the present value or control by CSC of the voting stock subject to the lien.

Delivery and form

The notes will be represented by one or more permanent global certificates (each, a “global note”) deposited with, or on behalf of, DTC and registered in the name of Cede & Co. (DTC’s nominee). The notes will be issued in registered form in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. Investors may elect to hold interests in the global notes through either DTC (in the United States) or through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Trustee and paying agent

The trustee under the senior debt indenture is The Bank of New York Mellon Trust Company, N.A. On the date of this prospectus supplement, the agent for the payment, transfer and exchange of the notes is The Bank of New York Mellon Trust Company, N.A., acting through its corporate trust office at 400 South Hope Street, Suite 400, Los Angeles, CA 90071, Attention: Corporate Unit. The Bank of New York Mellon Trust Company, N.A., acting in this capacity, is referred to as the “paying agent.”

Additional notes

CSC may in the future from time to time, without notice to or consent of the holders of the notes, create and issue additional notes having the same terms and conditions as the notes offered by this prospectus supplement in all respects, except for any differences in the issue date and price and interest accrued prior to the issue date of the additional notes; provided that no such additional notes may be issued unless they will be fungible with the notes offered hereby for U.S. federal income tax and securities law purposes; and provided, further, that the additional notes have the same CUSIP number as the notes offered hereby. The notes offered hereby and any additional notes would rank equally and ratably and would be treated as a single class for all purposes under the senior debt indenture. No additional notes may be issued if any event of default has occurred and is continuing with respect to the notes.

United States federal income and estate tax consequences to non-U.S. holders

The following is a summary of the material United States federal income and estate tax consequences as of the date hereof of the purchase, ownership and disposition of the notes by a non-U.S. holder. Except where noted, this summary deals only with notes that are held as capital assets by a non-U.S. holder who acquires the notes upon original issuance at their initial offering price.

A “non-U.S. holder” means a beneficial owner of the notes (other than a partnership) that is not, for United States federal income tax purposes, any of the following:

—	an individual citizen or resident of the United States;

—

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

—	an estate the income of which is subject to United States federal income taxation regardless of its source; or

—

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income and estate tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). CSC cannot assure you that a change in law will not alter significantly the tax considerations described in this summary.

If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors.

If you are considering the purchase of notes, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership of the notes, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

United States federal withholding tax

The 30% United States federal withholding tax will not apply to any payment of interest on the notes under the “portfolio interest rule,” provided that:

—	interest paid on the notes is not effectively connected with your conduct of a trade or business in the United States;

—

you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of CSC voting stock within the meaning of the Code and applicable United States Treasury regulations;

—	you are not a controlled foreign corporation that is related to CSC through stock ownership;

—	you are not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code; and

—

either (a) you provide your name and address on an Internal Revenue Service (“IRS”) Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your notes through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest made to you will be subject to the 30% United States federal withholding tax, unless you provide CSC with a properly executed:

—	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

—

IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a note.

United States federal income tax

If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above under “United States Federal Withholding Tax” are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest, subject to adjustments.

Any gain realized on the disposition of a note generally will not be subject to United States federal income tax unless:

—

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

—	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

United States federal estate tax

Your estate will not be subject to United States federal estate tax on notes beneficially owned by you at the time of your death, provided that any payment to you on the notes would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “United States Federal Withholding Tax” without regard to the statement requirement described in the fifth bullet point of that section.

Information reporting and backup withholding

Generally, CSC must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments on the notes that CSC makes to you provided that CSC does not have actual knowledge or reason to know that you are a United States person as defined under the Code, and CSC has received from you the statement described above in the fifth bullet point under “United States Federal Withholding Tax.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of notes within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalties of perjury that you are a non-U.S. holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional withholding requirements

Under recently enacted legislation and administrative guidance, the relevant withholding agent may be required to withhold 30% on interest income paid after December 31, 2013 and the gross proceeds from a disposition of debt obligations occurring after December 31, 2016 paid to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its United States account holders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements. The legislation contains a grandfathering provision that exempts from withholding any payment under, or gross proceeds from a disposition of, an obligation that is outstanding on March 18, 2012, and proposed United States Treasury regulations would extend this grandfathering provision to obligations that are outstanding on January 1, 2013. These proposed regulations are not effective until finalized, however, and unless and until they are so finalized, taxpayers are not entitled to rely on them. You should consult your own tax advisors regarding this legislation and whether it may be relevant to your purchase, ownership and disposition of the notes.

Certain ERISA considerations

The following is a general summary regarding certain aspects of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the U.S. Internal Revenue Code of 1986, as amended (“Code”) in connection with the acquisition of the notes. This summary is general in nature and is based on ERISA and the Code as well as relevant regulations and guidelines.

ERISA and the Code impose certain requirements on employee benefit plans subject to ERISA and plans subject to section 4975 of the Code (each such employee benefit plan or plan, referred to herein as a “Plan”), any entity whose underlying assets include plan assets under section 3(42) of ERISA by reason of a Plan’s investment in such entity, and on those persons who are “fiduciaries” as defined in section 3(21) of ERISA and section 4975 of the Code with respect to any Plan. In considering an investment of the assets of a Plan subject to Title I of ERISA in the notes, a fiduciary must, among other things, discharge its duties solely in the interest of the participants of such Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering the Plan. A fiduciary must act prudently and must diversify the investments of a Plan subject to Title I of ERISA so as to minimize the risk of large losses, as well as discharge its duties in accordance with the documents and instruments governing such Plan. In addition, ERISA generally requires fiduciaries to hold all assets of a Plan subject to Title I of ERISA in trust and to maintain the indicia of ownership of such assets within the jurisdiction of the district courts of the United States. A fiduciary of a Plan subject to Title I of ERISA should consider whether an investment in the notes satisfies these requirements.

In addition to the considerations outlined in the preceding paragraph, an investor who is considering acquiring notes with the assets of a Plan, must consider whether the acquisition and holding of the notes will constitute or result in a non-exempt prohibited transaction. Section 406(a) of ERISA and section 4975(c) of the Code prohibit certain transactions that involve a Plan and a “party in interest” as defined in section 3(14) of ERISA or a “disqualified person” as defined in section 4975(e)(2) of the Code. Examples of such prohibited transactions include, but are not limited to, sales or exchanges of property or extensions of credit between a Plan and a party in interest or disqualified person.

ERISA and the Code contain certain exemptions and the U.S. Department of Labor (the “DOL”) has issued several exemptions from the transaction restrictions described above, including section 408(b)(17) of ERISA and section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers; DOL Prohibited Transaction Class Exemption (“PTCE”) 95-60 regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager. There can be no assurance that any of these exemptions will be available with respect to the acquisition of the notes. Under section 4975 of the Code, excise taxes are imposed on disqualified persons who participate in non-exempt prohibited transactions (other than a fiduciary acting only as such).

As a general rule, governmental plans (as defined in section 3(32) of ERISA) (“Governmental Plans”), church plans (as defined in section 3(33) of ERISA) that have not made an election under section 410(d) of the Code (“Church Plans”) and non-U.S. plans are not subject to the requirements of ERISA or section 4975 of the Code, including the prohibited transaction requirements of Section 406 of ERISA or section 4975(c) of the Code but may be subject to other U.S. federal, state, or local laws or non-U.S. laws that regulate their investments that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”). A fiduciary of a Governmental Plan, a Church Plan or a non-U.S. plan should make its own determination as to the requirements, if any, under any Similar Law applicable to the acquisition of the notes.

Because of the foregoing, each purchaser and subsequent transferee of any notes shall be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser to acquire or hold the notes (or any interest therein) constitute the assets of any Plan, Governmental Plan, Church Plan or non-U.S. plan or (ii) the purchase and holding of the notes (and any interest therein) will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Law.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

Underwriting

CSC and the underwriters named below have entered into an underwriting agreement with respect to the notes being offered. Subject to the terms and conditions set forth in the underwriting agreement, each of the underwriters has severally agreed to purchase, and CSC has agreed to sell, the respective principal amount of notes set forth opposite its name in the following table. Citigroup Global Markets Inc. and Goldman, Sachs & Co. are joint book-running managers and the representatives of the underwriters.

Underwriter	Principal Amount of Notes

Citigroup Global Markets Inc.	$140,000,000

Goldman, Sachs & Co.	$140,000,000

Credit Suisse Securities (USA) LLC	$ 17,500,000

J.P. Morgan Securities LLC	$ 17,500,000

UBS Securities LLC	$ 17,500,000

Wells Fargo Securities, LLC	$ 17,500,000

Total	$350,000,000

The underwriting agreement provides that, subject to certain conditions, the underwriters are obligated to purchase all of the notes in the offering if they purchase any notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The following table summarizes the discount or commission to be received by the underwriters in connection with the sale of the notes:

Underwriting Discount or Commission

Per note	0.350%

Total	$1,225,000

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.210% per note from the initial public offering price. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.125% per note from the initial public offering price. After the initial offering of the notes, the underwriters may, from time to time, vary the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters intend to offer the notes for sale, either directly or through affiliates or other dealers acting as selling agents.

The notes constitute a new issue of securities, for which there is no existing trading market. CSC does not intend to apply to list the notes on any securities exchange. Although CSC has been advised that the underwriters currently intend to make a market in the notes, those underwriters are not obligated to do so and may discontinue market making at any time. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the notes.

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of the notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in process. The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own account, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

CSC has agreed for a period from the date of this prospectus supplement to and including the closing date of this offering, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any notes (except for the notes offered hereby), any securities that are substantially similar to the notes, or any securities that are convertible into or exchangeable for or that represent the right to receive any such substantially similar securities of CSC, except with the prior written consent of the representatives.

CSC estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $790,000.

CSC has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments that the underwriters may be required to make for these liabilities.

Certain of the underwriters and their affiliates have in the past provided, are currently providing and may in the future from time to time provide, financial advisory, commercial banking, investment banking, research, trading and transfer agent services to CSC or its subsidiaries, for which they have in the past received, and may currently or in the future receive, customary fees and expenses. In particular, certain of the underwriters and their affiliates are lenders under CSC’s unsecured credit facility.

Notice to investors

European Economic Area

In relation to each Member State of the European Economic Area, or EEA, which has implemented the Prospectus Directive (each, a “Relevant Member State”) with effect from, and including, the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer to the public of our securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State, except that, with effect from, and including, the Relevant Implementation Date, an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

a)	to legal entities which are authorized or regulated to operate in the financial markets, or, if not so authorized or regulated, whose corporate purpose is solely to invest in our securities;

b)	to any legal entity which has two or more of: (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

c)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representative for any such offer; or

d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive provided that no such offer of our securities shall result in a requirement for the publication by us or any underwriter or agent of a prospectus pursuant to Article 3 of the Prospectus Directive.

As used above, the expression “offered to the public” in relation to any of our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our securities to be offered so as to enable an investor to decide to purchase or subscribe for our securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

The EEA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement and the accompanying prospectus.

Hong Kong

This prospectus has not been delivered for registration to the Registrar of Companies in Hong Kong and its contents have not been reviewed by any regulatory authority in Hong Kong. The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to persons who are “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The notes offered in this prospectus supplement have not been and will not be registered under the Financial Instruments and Exchange Act of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account of any resident of Japan (which means any person resident in Japan or any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other applicable laws, regulations and governmental guidelines in Japan.

Republic of Korea

The notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in the Republic of Korea or to any resident of the Republic of Korea (as such term is defined in the Foreign Exchange Transaction Act of the Republic of Korea and the decrees and regulations thereunder) except as otherwise permitted under the applicable laws and regulations of the Republic of Korea, including the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder. The notes have not been and will not be registered with the Financial Services Commission of the Republic of Korea for public offering in the Republic of Korea. Furthermore, the notes may not be re-sold to any resident of the Republic of Korea unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Act and its subordinate decrees and regulations) in connection with their purchase.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

—

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

—	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except

—

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

—	where no consideration is or will be given for the transfer; or

—	where the transfer is by operation of law.

United Kingdom

This prospectus supplement and the accompanying prospectus is only being distributed to and is only directed at: (1) persons who are outside the United Kingdom; (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (3) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of its contents.

Legal matters

Arnold & Porter LLP will pass on the validity of the notes. Certain partners of Arnold & Porter LLP beneficially own an aggregate of less than 1% of CSC’s common stock. Simpson Thacher & Bartlett LLP, New York, New York, will pass upon certain legal matters relating to the offering for the underwriters.

Experts

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement by reference from The Charles Schwab Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of CSC’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The Charles Schwab Corporation

Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Purchase Contracts

Warrants

Units Consisting of Two or More Securities

The Charles Schwab Corporation from time to time may offer and sell debt securities, preferred stock, depositary shares, common stock, purchase contracts, warrants and units consisting of two or more of the securities being offered by this prospectus. Our debt securities, preferred stock, purchase contracts and warrants may be convertible into or exchangeable for shares of our common stock or other securities.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “SCHW.”

We will provide the specific terms of any securities to be offered and the specific manner in which they may be offered in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement or supplements carefully before you invest.

This prospectus may not be used to offer and sell any securities unless accompanied by a prospectus supplement for those securities.

These securities are not deposits or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Charles Schwab & Co., Inc. or any of our other affiliates, may use this prospectus and any accompanying prospectus supplement in connection with offers and sales of the securities in market-making transactions for any of the securities listed above or similar securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is December 15, 2011

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. We may offer debt securities; preferred stock, depositary shares and common stock; and purchase contracts and units consisting of two or more securities. We may also offer warrants to purchase debt securities or warrants to purchase or sell, or whose cash value is determined by reference to the performance level, or value of, one or more of:

•	securities of one or more issuers, including our common stock, preferred stock or depositary shares, other securities described in this prospectus or the debt or equity securities of third parties;

•	one or more currencies, currency units or composite currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described in this paragraph.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” The prospectus supplement may also contain information about United States federal income tax considerations relating to the securities covered by the prospectus supplement.

References in this prospectus to “we,” “us” and “our” mean The Charles Schwab Corporation.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplements, including the documents incorporated by reference, do or may contain not only historical information but also “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to here as the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to here as the “Exchange Act”). Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimate,” “aim,” “target,” “appear,” “could,” and other similar expressions. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, refer to future events. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect management’s beliefs, objectives and expectations as of the date of this prospectus, the prospectus supplement, or in the case of any documents incorporated by reference, as of the date of those documents, are necessarily estimates based on the best judgment of our senior management. Achievement of the expressed beliefs, objectives and expectations described in these statements is subject to certain risks and uncertainties that could cause actual results to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus, the prospectus supplement or, in the case of documents incorporated by reference, as of the date of those documents.

You should refer to our periodic and current reports filed with the SEC or to an applicable prospectus supplement for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements, including risks described in the “Risk Factors” section. See “Where You Can Find More Information” in this prospectus for information about how to obtain copies of our periodic and current reports.

Statements in this prospectus, any prospectus supplement, and any documents incorporated by reference speak only as of the date on which those statements are made, and we undertake no obligation to update any statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (No. 333-            ) under the Securities Act relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our corporate website at http://www.aboutschwab.com. We have included the SEC’s website address and our website address as inactive textual references only, and the information contained on those websites is not a part of this prospectus. You may also read and copy any document that we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Our common stock is listed on the New York Stock Exchange. You may inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed, other than, in each case, documents or portions of documents furnished and not filed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011;

•	Current Reports on Form 8-K filed on January 18, 2011 (dated January 11, 2011), March 21, 2011 (two filings), May 9, 2011, May 23, 2011 and September 1, 2011; and

•

The description of our common stock contained in our registration statement on Form 8-A filed on February 23, 2010 under Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating that description.

You may request a copy of these filings at no cost, by writing, telephoning or sending an email to us at the following address:

The Charles Schwab Corporation

211 Main Street

San Francisco, California 94105

Attention: Corporate Secretary

Telephone: (415) 667-1959

Email: investor.relations@schwab.com

Website: http://www.aboutschwab.com

THE CHARLES SCHWAB CORPORATION

The Charles Schwab Corporation, headquartered in San Francisco, California, was incorporated in 1986, and we engage, through our subsidiaries (primarily located in San Francisco except as indicated), in securities brokerage, banking, asset management, and related financial services. Our significant business subsidiaries include:

•

Charles Schwab & Co., Inc. (“Schwab”), which was incorporated in 1971, is a securities broker-dealer with branch offices nationwide and in the Commonwealth of Puerto Rico and London, U.K., and serves clients in Hong Kong through one of our subsidiaries;

•	Charles Schwab Bank, which commenced operations in 2003, is a federal savings bank located in Reno, Nevada; and

•	Charles Schwab Investment Management, Inc. (“CSIM”), which is the investment advisor for Schwab’s proprietary mutual funds, referred to as the Schwab Funds.

We are a savings and loan holding company and Charles Schwab Bank, our depository institution subsidiary, is a federal savings bank. The Board of Governors of the Federal Reserve System (the “Federal Reserve”) is our primary regulator and the Office of the Comptroller of the Currency is the primary regulator of Charles Schwab Bank. While we are not currently subject to specific statutory capital requirements, we are required to maintain capital that is sufficient to support the holding company and its subsidiaries’ business activities, and the risks inherent in those activities, and we are dependent upon the earnings and cash flow of our subsidiaries to meet our obligations. Our rights and the rights of our creditors, including the holders of debt securities, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Charles Schwab Bank is required to maintain minimum capital levels as specified in federal banking laws and regulations. Failure to meet the minimum levels will result in certain mandatory, and possibly additional discretionary, actions by the regulators that, if undertaken, could have a direct material effect on Charles Schwab Bank.

Our principal executive office is located at 211 Main Street, San Francisco, California 94105. Our telephone number is (415) 667-7000. Our corporate Internet website is http://www.aboutschwab.com. We have included our website address as an inactive textual reference only, and none of the information contained in or that can be accessed through our website is a part of this prospectus.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated.

	Nine Months Ended September 30, 2011	Year Ended December 31,
		2010	2009	2008	2007	2006
Ratio of earnings to fixed charges (1)	7.3	4.1	6.0	8.0	3.7	3.0
Ratio of earnings to fixed charges, excluding deposits from banking clients and payables to brokerage clients interest expense (2)	9.8	6.3	9.9	16.7	17.4	14.8

(1)	The ratio of earnings to fixed charges is calculated in accordance with SEC requirements. For such purposes, “earnings” consist of earnings from continuing operations before taxes on earnings and fixed charges. “Fixed charges” consist of interest expense, and one-third of rental expense, which is estimated to be representative of the interest factor.

(2)	Because interest expense incurred in connection with both deposits from banking clients and payables to brokerage clients is completely offset by interest revenue on related investments and loans, we consider such interest to be an operating expense. Accordingly, the ratio of earnings to fixed charges, excluding deposits from banking clients and payables to brokerage clients interest expense, reflects the elimination of such interest expense as a fixed charge.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. General corporate purposes include working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing or repayment of debt, including outstanding commercial paper and other short-term indebtedness, if any, redemption or repurchase of our outstanding securities, funding of possible acquisitions and satisfaction of other obligations.

ERISA Matters

The Employee Retirement Income Security Act of 1974, as amended, referred to here as ERISA, imposes certain restrictions on employee benefit plans that are subject to ERISA and on persons who are fiduciaries with respect to those plans. In accordance with ERISA’s general fiduciary requirements, a fiduciary with respect to any such plan who is considering the purchase of our debt or equity securities on behalf of the plan should determine whether the purchase is permitted under the governing plan documents and is prudent and appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio.

We have subsidiaries and affiliates, including broker-dealer subsidiaries and affiliates, that provide services to many employee benefit plans. We and any of our direct or indirect subsidiaries or affiliates may each be considered a “party in interest” within the meaning of ERISA and a “disqualified person” under corresponding provisions of the Internal Revenue Code of 1986, as amended, referred to here as the “Code,” with respect to many employee benefit plans and retirement accounts. “Prohibited transactions” within the meaning of ERISA and the Code may result, among other reasons, if any offered securities are acquired by an employee benefit plan as to which we or any of our direct or indirect subsidiaries or affiliates is a party in interest or a disqualified person, unless the offered securities are acquired pursuant to an applicable statutory or administrative exemption.

Any employee benefit plan or other entity to which such provisions of ERISA or the Code apply proposing to acquire the offered securities should consult with its legal counsel. Please consult the applicable prospectus supplement for further information with respect to a particular offering of securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be either senior debt securities or senior subordinated debt securities and will be issued in one or more series under one or more separate indentures between us and a trustee. Senior debt securities will be issued under a senior indenture and senior subordinated debt securities will be issued under a senior subordinated indenture. Except as otherwise set forth in the applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will be the trustee under the indentures. The Bank of New York Mellon Trust Company, N.A. serves as trustee for the series of our indebtedness outstanding as of the date of this prospectus. The debt securities may provide that they may be convertible into or exchangeable for shares of our common stock or other securities. In the following discussion, we sometimes refer to the senior indenture and the senior subordinated indenture as the “indentures.” When we refer to the “trustee,” we mean both the senior trustee and the senior subordinated trustee unless we indicate otherwise. Each indenture is qualified under the Trust Indenture Act, and the terms of the debt securities will include those stated in the applicable indenture and those made part of the indenture by reference to the Trust Indenture Act.

This section of the prospectus summarizes the material terms of the senior indenture, the senior subordinated indenture, the senior debt securities and the senior subordinated debt securities to be offered by any prospectus supplement. It is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the respective indentures as may be amended or supplemented, including the definitions of terms, and the Trust Indenture Act. The particular terms of the debt securities offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities. The terms of any series of debt securities may differ from the terms described below. For additional information, you should look at the applicable indenture and certificates evidencing the applicable debt security that is filed (or incorporated by reference) as an exhibit to the registration statement that includes this prospectus. We encourage you to read these indentures. Instructions on how you can get copies of these documents is provided above under the heading “Where You Can Find More Information.”

General

We may issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. This section summarizes the terms of the debt securities that are common to all series, whether senior or senior subordinated. The debt securities will not be secured by any of our property or assets. All of the discussions below are subject to, and qualified by, the information contained in the applicable prospectus supplement.

We may issue debt securities upon the satisfaction of conditions contained in the indentures. Most of the material financial and other specific terms of the debt securities of your series will be described in the prospectus supplement relating to your series, including:

•	the title of your series of debt securities;

•	any limit on the aggregate principal amount or initial offering price of your series of debt securities;

•	the date or dates on which your series of debt securities will mature;

•	the price or prices at which your series of debt securities will be issued;

•	the annual rate or rates (which may be fixed or variable) at which your series of debt securities will bear interest, if any, and the date or dates from which the interest, if any, will accrue;

•	the dates on which interest, if any, on your series of debt securities will be payable and the regular record dates for those interest payment dates;

•	the place where the principal and interest are payable;

•	the person to whom interest is payable if other than the registered holder on the record date;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at your option;

•

the date, if any, after which and the price or prices at which your series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

•	if other than denominations of $1,000 and any integral multiple thereof, the denomination in which your series of debt securities will be issuable;

•	any events of default in addition to those in the indenture;

•	any other covenant or warranty in addition to those in the indenture;

•

if debt securities are sold for one or more foreign currencies or foreign currency units, or principal, interest or premium are payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences and other information regarding the issue and currency or currency units;

•	the currency of payment of principal, premium, if any, and interest on your series of debt securities if other than in United States dollars;

•	any index or formula used to determine the amount of payment of principal of, premium, if any, and interest on your series of debt securities;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•

if the principal amount payable at a stated maturity will not be determinable as of any date prior to stated maturity, the amount or method of determining the amount which will be deemed to be the principal amount;

•	any paying agents, authenticating agents, security registrars or other agents for the debt;

•	the applicability of the provisions described below under “—Discharge; Defeasance and Covenant Defeasance”;

•	whether any debt securities will be certificated securities or will be issued in the form of one or more global securities and the depositary for the global security or securities;

•	whether your series of debt securities are subordinated debt securities or senior debt securities;

•	if your series of debt securities are subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply;

•

if debt securities are sold bearing no interest or below market interest, known as “original issue discount” securities, the amount payable upon acceleration and special tax, accounting and other considerations;

•	the convertibility or exchangeability, if any, of your series of debt securities into any other debt or equity securities; and

•	any other material terms of your series of debt securities.

The terms may vary from the terms described here. This summary is qualified by reference to the description of the terms of your series to be described in the prospectus supplement.

Prospective purchasers of debt securities should be aware that special federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

A debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered to be issued with original issue discount. If we issue an original issue discount debt security, the prospectus supplement will contain a description of the U.S. federal income tax consequence related to the issuance.

Senior Debt

Our senior debt securities will be issued under the senior debt indenture and will rank equally with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the senior subordinated debt indenture. Senior subordinated debt securities will be subordinate and junior in right of payment to all of our “senior indebtedness.”

In some circumstances relating to our liquidation, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is a default in any payment or delivery on any senior indebtedness; or

•	there is an event of default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities.

Unless otherwise specified in a prospectus supplement, “senior indebtedness” will include the principal of and premium, if any, and interest on our indebtedness, whether outstanding on the date of the senior subordinated debt indenture or later created, that is:

•	for money that we borrowed, including capitalized lease obligations;

•	for money borrowed by others and guaranteed, directly or indirectly, by us; or

•	secured and unsecured purchase money indebtedness or indebtedness secured by property at the time of our acquisition of the property for the payment of which we are directly or contingently liable.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of and amendments, modifications and supplements to the senior indebtedness described in the preceding sentence.

Senior indebtedness does not include:

•	our indebtedness to any of our subsidiaries for money borrowed or advances from any subsidiary;

•	the senior subordinated debt securities; or

•

any indebtedness if the terms creating or evidencing the indebtedness expressly provide that the indebtedness is not superior in right of payment to the senior subordinated debt securities and/or that the indebtedness is not superior in right of payment to any of our other indebtedness that is equal to or subordinated to the senior subordinated debt securities in right of payment.

“Indebtedness” is obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, including capitalized lease obligations.

At September 30, 2011, we owed a total of approximately $250 million in principal amount of medium term notes and $1,450 million in principal amount of senior notes, all of which was senior indebtedness, without counting any accrued interest on that debt, and had no outstanding medium term notes that were senior subordinated indebtedness. The indenture does not limit the amount of senior debt that we are permitted to have, and we may in the future incur additional senior debt.

Restrictive Covenants

Neither indenture contains any significant financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into sale and leasehold transactions. The prospectus supplement relating to a series of debt securities may describe restrictive covenants, if any, to which we may be bound under the applicable indenture.

Merger, Consolidation, Sale, Lease or Conveyance

Unless otherwise indicated in the applicable prospectus supplement, as long as any debt securities are outstanding, we will not be permitted to merge or consolidate with any other entity and will not be permitted to sell, lease or convey all or substantially all of our assets to any person, unless:

•

we are the continuing corporation or our successor or the person that acquires or leases all or substantially all of our assets is a corporation, association, company, limited liability company, joint-stock company or business trust organized under the laws of the United States or one of the states of the United States or the District of Columbia and the successor entity expressly assumes all of our obligations under the applicable indenture and the related debt securities; and

•

immediately after any merger, consolidation, sale, lease or conveyance, we or our successor is not in default in the performance or observance of the covenants and conditions of the applicable indenture.

This covenant would not apply to a recapitalization transaction, a change of control of The Charles Schwab Corporation or a highly leveraged transaction unless the transaction or change of control is structured to include a merger or consolidation or a sale, lease or conveyance of all or substantially all of our assets. Except as may be described in the prospectus supplement applicable to a particular series of debt securities, there are no covenants or other provisions in the indentures requiring us to repurchase the debt securities or that would afford holders of debt securities additional protection or economic benefits in the event of a recapitalization or a change of control of The Charles Schwab Corporation or a highly leveraged transaction.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” will occur for any series of debt securities if:

•	we fail to pay when due any principal of that series of debt securities;

•	we fail to pay any interest on that series of debt securities within 30 days after the interest is due;

•	we fail to deposit when due any sinking fund payment required under the terms of that series of debt securities;

•	we fail to cure our default of any other covenant or agreement to which that series of debt securities is subject within 60 days after we receive written notice of the default;

•	specified events of bankruptcy, insolvency or reorganization occur; or

•	any other default or event of default provided with respect to debt securities of that series occurs.

If an Event of Default, other than a default relating to our bankruptcy, insolvency or reorganization, occurs and continues, the trustee or the holders of 25% of the aggregate principal amount of all affected series of debt securities, voting together as a single class, may require us to repay immediately the entire principal of the debt securities of all affected series and any accrued interest. For example, if an Event of Default relates to our failure to pay interest on two series of senior debt securities and we have issued ten series of outstanding senior debt securities, the holders of 25% of the two affected series, voting together as a single class, would have the right to require us to immediately repay the senior debt securities that are part of those two series. However, if the Event of Default were to affect all ten series, then 25% of all senior debt securities outstanding under the senior debt indenture, voting together as a single class, would have the right to require us to immediately repay all outstanding series of senior debt securities. If an Event of Default relating to our bankruptcy, insolvency or reorganization occurs, the entire principal of the affected debt securities will automatically become payable. Any payment by us on the subordinated debt securities following any acceleration will be subject to the subordination provisions applicable to the subordinated debt securities.

The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting together as a single class, can rescind any acceleration or waive any past default or Event of Default. However, they cannot waive certain defaults in payment of principal of, premium, if any, or interest on, any of the debt securities or any right of a holder to have a debt security converted into our common stock.

Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee protection from expenses and liability reasonably satisfactory to it, called an “indemnity.” If they provide this indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting together as a single class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

A holder of a debt security may not institute any action against us under the indenture unless:

•	the holder gives the trustee written notice that a default has occurred and is continuing;

•

the holders of at least 25% of the outstanding aggregate principal amount of all affected series, voting together as a single class, request that the trustee institute the action while offering the trustee an indemnity reasonably satisfactory to it;

•	the holders offer the trustee reasonable security or indemnity against the costs and liabilities to be incurred in complying with the request; and

•	the trustee fails to institute the action within 60 days after receiving the request.

Even if these conditions are met, the holder may not institute an action if holders of a majority in aggregate principal amount of all affected series, voting together as a single class, direct the trustee to take action inconsistent with the request of the holder desiring to institute action against us. Holders may institute an action for payment of overdue principal or interest or to enforce their rights to convert securities into our other securities without complying with the preceding conditions.

We are required to file annually with the trustee a certificate stating whether we are in default under any of the provisions of either indenture, specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

We may be discharged from our obligations on the debt securities of any series if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•

We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•

We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or United States government obligations or, in the case of debt securities that are denominated in a currency other than United States dollars, cash in the currency in which the debt securities are denominated and/or foreign government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•

direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of the members is pledged, which in each case are not callable or redeemable at the option of the issuer; or

•

obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer.

Modification of the Indentures

Without the consent of the holders of debt securities, we and the trustee may enter into supplemental indentures to:

•	document that a successor corporation has assumed our obligations;

•	add covenants or events of default for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indentures;

•	permit the facilitation of the defeasance and discharge of the securities;

•	establish the forms or terms of debt securities of any series;

•	provide for conversion rights;

•	provide for guarantees;

•	document the appointment of a successor trustee; or

•	other changes specified in the indenture.

If the holders of a majority in principal amount of all affected series, voting together as a single class, consent, we and the trustee may add to, change or eliminate any of the provisions of an indenture or modify in any way the rights of holders of the affected series. However, each affected holder must consent before we can:

•	extend the stated maturity of the principal;

•	reduce the amount of the principal;

•	reduce the rate or extend the time of payment of interest;

•	if subordinated debt securities, make any change relating to the subordination of the debt securities in a materially adverse manner;

•	reduce any premium payable on redemption;

•	change the currency in which any debt security is payable;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	reduce the percentage in principal amount required to consent to any of the foregoing actions.

We may not amend the senior subordinated debt indenture to alter the subordination of any outstanding senior subordinated debt securities without the consent of each holder of senior indebtedness then outstanding that would be negatively affected.

Legal Ownership of Debt Securities

We refer to those who have debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, as “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in the debt securities that are not registered in their own name as indirect holders. As discussed under the heading “Global Securities,” indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Additional Mechanics

Form, Exchange and Transfer. Unless otherwise indicated in the prospectus supplement, the debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and any integral multiple of $1,000.

You may have your debt securities broken into more debt securities of permitted smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform exchanges and transfers. You may exchange or transfer debt securities at the office of the security registrar.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Unless otherwise indicated in a prospectus supplement, the trustee will act as the securities registrar and we will appoint an office or agency in New York City for you to transfer or exchange debt securities having New York as the place of payment.

Payment and Paying Agents. We will pay interest, principal and any other money due on the debt securities at payment offices that we designate. These offices are called paying agents. You must make arrangements to have your payment picked up at that office. We may also choose to pay interest by mailing checks to the address specified in the security register.

We will pay interest to you if at the close of business on a particular day in advance of each due date for interest you are a direct holder, even if you no longer own the debt security on the interest due date. That particular day is called the “regular record date” and will be stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest is called “accrued interest.”

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due,

will be repaid to us. Thereafter, the holder may look only to us for payment.

Indirect holders should consult their banks or brokers for information on how they will receive payment.

Notices

Notices to be given to holders of a global security will be given only in accordance with the policies of the depositary, as described in part under “Global Securities.” Notices to be given to holders of debt securities not in global form will be sent by mail to the address of the holder appearing in the trustee’s records. Indirect holders should consult their banks or brokers for information on how they will receive notice.

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Ranking

Unless otherwise provided in the prospectus supplement, the debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors.

The senior debt securities are not subordinated to any of our other debt obligations, and therefore they rank equally with all of our other unsecured and unsubordinated indebtedness. The senior subordinated debt securities are subordinated to some of our existing and future debt and other liabilities.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, a series of debt securities may be convertible or exchangeable into other debt securities or common stock, preferred stock or depositary shares. The specific terms on which any series may be so converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option or at our option, in which case the amount or number of securities the debt security holders would receive would be calculated at the time and in the manner described in the applicable prospectus supplement.

Regarding the Trustees

The trustee under either indenture will be named in the prospectus supplement. We and some of our subsidiaries may conduct transactions with the trustees in the ordinary course of business and the trustees and their affiliates may conduct transactions with us and our subsidiaries.

Governing Law

Both indentures are, and the senior and senior subordinated debt securities will be, governed by and construed in accordance with the laws of the State of California unless otherwise provided in any prospectus supplement.

DESCRIPTION OF PREFERRED STOCK

This section of the prospectus contains a description of the general terms of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below.

The provisions of the preferred stock described below and in any prospectus supplement are not complete. You should also refer to our certificate of incorporation and the documents that will be filed with the SEC in connection with the offering of the series of preferred stock.

General

Our certificate of incorporation permits our board of directors to authorize the issuance of up to 9,940,000 shares of preferred stock, par value $0.01 per share, in one or more series. Our board of directors can divide the preferred stock into series and determine the designation and the rights and preferences of each series. Therefore, without stockholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders. As of the date of this prospectus, none of our preferred stock is currently outstanding.

The preferred stock will have the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the series designation of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	voting rights;

•	the price at which the preferred stock will be issued;

•	dividend rights (which may be cumulative or noncumulative);

•	any redemption or sinking fund provisions;

•	any provisions relating to convertibility or exchangeability of the preferred stock into shares of our common stock or other securities;

•	the relative seniority and rank of the series with respect to other series then or thereafter issued;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares”; and

•	any other rights, preferences, privileges, limitations, options and restrictions and special or relative rights, if any, on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding-up and dissolution, rank:

•

senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, no full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock. The prospectus supplement for non-cumulative preferred stock may set forth certain restrictions on payments of dividends, or setting aside funds for payment of dividends on junior securities if dividends on the non-cumulative preferred stock are not paid. Our ability to pay dividends on our preferred stock is subject to policies established by our regulator and our meeting the requirements of Delaware corporate law with regard to the payment of dividends.

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of preferred stock, plus an amount equal to accrued and unpaid dividends. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, unless otherwise provided in the prospectus supplement, they will have no right or claim to any of our remaining assets.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option and subject to policies established by our regulator. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as discussed below, set forth in the prospectus supplement or as otherwise required by law or in our certificate of incorporation.

Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a “class of voting securities” and a company holding 25% or more of the series, or 10% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a savings and loan holding company in accordance with the Home Owners’ Loan Act of 1933, as amended (the “HOLA”). In addition, at the time the series is deemed a class of voting securities,

•	any other savings and loan holding company may be required to obtain the approval of the Federal Reserve to acquire or retain more than 5% of that series; and

•	any other persons other than a savings and loan holding company may be required to obtain the non-objection of the Federal Reserve to acquire or retain 10% or more of that series.

In addition, as described under “Description of Common Stock,” the requirements of Delaware law and the provisions of our certificate of incorporation may have an effect of delaying or preventing a change of control of The Charles Schwab Corporation in some circumstances.

Exchangeability and Convertibility

The prospectus supplement relating to any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock or other securities.

Transfer Agent and Registrar

The transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of preferred stock will be named in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement under a depositary agreement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary and complying with any other requirement of the depositary agreement, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges as are expressly provided in the depositary agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us a notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all reports and other communications from us that we deliver to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties under the depositary agreement. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF COMMON STOCK

General

We have 3,000,000,000 shares of authorized common stock, $0.01 par value per share, of which 1,269,986,972 shares were outstanding as of October 24, 2011. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and any class or series of preferred stock outstanding at the time of liquidation, to receive a pro rata distribution of our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on any outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.

Our preferred stock will have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also will also have such other preferences as may be fixed by our board of directors.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power of our capital stock, except as our board of directors may provide with respect to any class or series of preferred stock issued after the date of this prospectus. See “Description of Preferred Stock.” Our certificate of incorporation does not provide for cumulative voting. Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Our common stock is listed on the New York Stock Exchange. Outstanding shares of our common stock are fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

Restrictions on Ownership

Under the HOLA, any “savings and loan holding company,” as defined in the HOLA, is required to obtain the approval of the Federal Reserve prior to the acquisition of more than 5% of our common stock. Any other person, other than a savings and loan holding company, is required to obtain prior non-objection of the Federal Reserve to acquire 10% or more of our common stock under the HOLA. Any company holding 25% or more of our common stock, or a company holding 10% or more if the company otherwise exercises a “controlling influence” over us, is subject to regulation as a savings and loan holding company under the HOLA.

Business Combination Statute

Under the Delaware General Corporations Law (“DGCL”), a corporation is prohibited from engaging in any business combination with an interested stockholder or any entity if the transaction is caused by the interested stockholder for a period of three years from the date on which any such stockholder first becomes an interested stockholder. There is an exception to the three-year waiting period requirement if:

•	prior to the stockholder becoming an interested stockholder, the board of directors approves the business combination or the transaction in which the stockholder became an interested stockholder;

•

upon the completion of the transaction in which the stockholder became an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation other than shares held by directors who are also officers and certain employee stock plans; or

•	the business combination is approved by the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock not owned by the interested stockholder at a meeting.

The DGCL defines the term “business combination” to include transactions such as mergers, consolidations or transfers of 10% or more of the assets of the corporation. The DGCL defines the term “interested stockholder” generally as any person who (together with affiliates and associates) owns (or in certain cases, within the past three years did own) 15% or more of the outstanding voting stock of the corporation. A corporation can expressly elect not to be governed by the DGCL’s business combination provisions in its certificate of incorporation or bylaws, but we have not done so.

Supermajority Vote Requirement

Our certificate of incorporation provides that, notwithstanding any lesser percentage permitted by law, 80% of the voting power of our stockholders, voting together as a single class, must approve any of the following business combinations:

•

A merger or consolidation of us or any of our subsidiaries with (1) an interested stockholder or (2) any other corporation which after such merger or consolidation would be an affiliate or associate of an interested stockholder;

•

Any sale or other arrangement with or for the benefit of an interested stockholder or any affiliate or associate of an interested stockholder involving any of our assets, securities or commitments, any of our subsidiaries, any interested stockholder or any affiliate or associate of any interested stockholder, in each case having an aggregate fair market value of $5,000,000 or more;

•

The issuance or transfer by us or any of our subsidiaries of any of our securities or any of our subsidiaries’ securities to any interested stockholder or its affiliate or associate in exchange for cash, securities or other property having an aggregate fair market value of $5,000,000 or more;

•	The adoption of any plan or proposal for our liquidation or dissolution; or

•

Any reclassification of our securities (including any reverse stock split), or our merger or consolidation with any of our subsidiaries, or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of our voting stock or series thereof or any of our subsidiaries which is directly or indirectly owned by any interested stockholder or its affiliate or associate.

The 80% requirement does not apply to business combinations approved by a majority of the disinterested directors then in office. A disinterested director is defined as any member of our board who:

•	is not an interested stockholder;

•	is unaffiliated with and not a representative of an interested stockholder;

•	is not a party to an agreement or arrangement with an interested stockholder to act in concert with such interested stockholder to direct our management or policies; and

•

either was a member of our board prior to the time that the interested stockholder became an interested stockholder, or is a successor of a disinterested director and was nominated to succeed a disinterested director by a majority of the disinterested directors at the time of nomination; provided that, this requirement does not apply if the business combination involves a party that was an interested stockholder on July 30, 1987.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock, preferred stock, depositary shares or other securities that may be sold under this prospectus, as applicable, at a future date or dates. The price per share of common stock or preferred stock or per depositary share or the price of the other securities, as applicable, may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in amounts and in as many distinct series as we wish, and the contracts may be put or call options, forward contracts, futures contracts or other types of contracts. The purchase contracts may be issued separately or as part of units. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts, or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to the purchase contract upon the occurrence of specified events.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock, depositary shares or other securities, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock, depositary shares or other securities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants that are either debt warrants or universal warrants. We may offer warrants separately or together with one or more additional securities, including other warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. We may issue warrants in any amounts or in as many distinct series as we determine. Below is a description of some general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

Description of Debt Warrants

Debt warrants are rights for the purchase of debt securities. Debt warrants may be issued independently or together with our other securities and may be attached to, or separate from, our other securities. Any debt warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement. If debt warrants are offered, the prospectus supplement will describe the terms of the debt warrants, including:

•	the offering price;

•	the designation, aggregated stated principal amount and terms of the debt securities purchasable upon exercise of the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in global or certificated form;

•	if applicable, a discussion of some of the United States federal income tax consequences;

•	the identity of any warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities;

•	if applicable, the date after which the warrants and the related debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Universal Warrants

Universal warrants are rights for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common stock, preferred stock, depositary shares or other securities described in this prospectus or the debt or equity securities of third parties;

•	one or more currencies or currency units;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more of the indices or baskets of the items described above.

Universal warrants may be issued independently or together with other securities offered by any prospectus supplement and may be attached to or separate from the other securities. Any universal warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement.

If universal warrants are offered, the prospectus supplement will describe the terms of the universal warrants, including the following:

•	the offering price;

•	the title and aggregated number of the warrants;

•	the nature and amount of the warrant property that the warrants represent the right to buy or sell;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	whether the warrants are put warrants or call warrants, including in either case whether the warrants may be settled by means of net cash settlement or cashless exercise;

•	whether the exercise price may be paid in cash or by exchange of the warrant property or both, the method of exercising the warrants and whether settlement will occur on a net basis or a gross basis;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, a discussion of certain of the United States federal income tax consequences;

•	whether the warrants and underlying securities will be listed on any securities exchange;

•	whether the warrants will be issued in global or certificated form;

•	a description of the terms of any warrant agreement to be entered into between us and a warrant agent that governs the warrants;

•	if applicable, the date after which the warrants and the related debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Modification

Except as set forth in the prospectus supplement, we and the warrant agent, if any, may amend the terms of any warrant agreement and the warrants without the consent of the holders of the warrants to cure any ambiguity, to correct any inconsistent provision or in any manner we deem necessary or desirable and which will not affect adversely the interests of the holders of the warrants. In addition, we may amend the warrant agreement, if any, and the terms of the warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected; provided that, no modification to the warrants can change the exercise price, reduce the amounts receivable upon exercise, cancellation or expiration, shorten the time period during which the warrants may be exercised or otherwise materially and adversely affect the rights of the holders of the warrants or reduce the percentage of outstanding warrants required to modify or amend any warrant agreement or the terms of the warrants, without the consent of all of the affected holders.

Unsecured Obligations

Any warrants we issue will be our unsecured contractual obligations. No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee under the Trust Indenture Act. Holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act.

DESCRIPTION OF UNITS

General

We may issue units consisting of one or more securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. Units may also include debt obligations of third parties, such as United States Treasury securities. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

If units are offered, the prospectus supplement will describe the terms of the units, including the following:

•

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be held or transferred separately;

•	the name of any unit agent;

•	a description of the terms of any unit agreement to be entered into between us and any unit agent that governs the units;

•	whether the units are to be prepaid or not;

•	whether the units will be listed on any securities exchange;

•	whether the units will be issued in fully registered or global form; and

•	a description of any provisions for the payment, settlement, transfer or exchange of the units or the securities comprising the units.

Modification

Except as described in the prospectus supplement, we and the unit agent, if any, may amend the terms of any unit agreement and the units without the consent of the holders of the units to cure any ambiguity, to correct any inconsistent provision or in any manner we deem necessary or desirable and which will not affect adversely the interests of the holders of the units. In addition, we may amend the unit agreement, if any, and the terms of the units with the consent of the holders of a majority of the outstanding unexpired units affected; provided that, no modification to the units can materially and adversely affect the rights of the holders of the units or reduce the percentage of outstanding units required to modify or amend any unit agreement or the terms of the units, without the consent of all of the affected holders.

Unsecured Obligations

Any units we issue will be our unsecured contractual obligations. No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee under the Trust Indenture Act. Holders of units issued under a unit agreement will not have the protection of the Trust Indenture Act.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of units.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC.

The following is a summary of the depositary arrangements applicable to the securities issued in global form and for which DTC acts as depositary. If there are any changes from this summary, they will appear in a prospectus supplement.

If any securities are to be issued in global form, you will not receive a paper certificate representing the securities you have purchased. Instead, we will deposit with DTC or its custodian one or more fully registered global certificates, a “global certificate” registered in the name of Cede & Co. (DTC’s nominee) for the book-entry securities, representing in the aggregate the total number or aggregate principal balance of the securities.

Since the global certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the global certificate. Persons who buy interests in the global security by purchasing securities are said to own a beneficial interest in the global security.

Only institutions (sometimes referred to as “participants”) that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a global certificate. Ownership of beneficial interests in a global certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

Ownership of beneficial interests in a global certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

DTC has no knowledge of the actual beneficial owners of the book-entry securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchase the securities.

DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

We have been advised by DTC that upon the issuance of a global certificate and the deposit of that global certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective amounts represented by that global certificate to the accounts of its participants.

We will pay principal of, interest and premium (if any) on debt securities and payments to holders with respect to warrants, purchase contracts, units, stock and depositary shares represented by a global certificate registered in the name of or held by DTC or its nominee to the relevant trustee (or agent) who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the global certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal, interest, premium (if any) or other distribution of underlying securities or other property to holders on a global certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that global certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

A global certificate will be exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a global certificate may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global certificate or if at any time DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global certificate shall be exchangeable for definitive securities in registered form; or

•

in the case of debt securities, there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default with respect to the debt securities and certain other conditions have been met if and to the extent set forth in the applicable indenture.

Any global certificate representing a debt security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

Any global certificate representing a warrant, purchase contract or unit that is exchangeable pursuant to either of the first two conditions listed above will be exchangeable in whole for definitive warrants, purchase contracts or units in registered form, of like tenor and of an equal aggregate stated amount as the global certificate, in denominations specified in the applicable prospectus supplement. The definitive warrants, purchase contracts or units will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

DTC may discontinue providing its services as securities depositary with respect to any of the book-entry securities at any time by giving reasonable notice to the relevant trustee (or the relevant warrant agent, purchase contract agent or unit agent) and us. If a successor securities depositary is not obtained, definitive debt security

(or definitive warrant, purchase contract or unit) certificates representing the debt securities (or warrant, purchase contract or unit) are required to be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

Except as provided above, owners of the beneficial interests in a global certificate representing a debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of securities for any purpose under the indentures.

No global security shall be exchangeable except for another global certificate of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global security or the indentures.

Redemption notices will be sent to Cede & Co. as the registered holder of the book-entry securities. If less than all of a series of the debt securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Although voting with respect to the book-entry securities is limited to the holders of record of the book-entry securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to book-entry securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as “indirect participants”, such as both United States and non-United States securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Clearstream Banking and Euroclear System

If specified in a prospectus supplement to this prospectus with respect to a particular series, investors may elect to hold interests in a particular series of securities outside the U.S. through Clearstream Banking, société anonyme (“Clearstream”) or the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Distributions with respect to permanent global securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear holds securities for participants of Euroclear and clears and settles transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters for a particular offering of securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator holds all securities in Euroclear on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Distributions with respect to permanent global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Unless otherwise specified in a prospectus supplement with respect to a particular series of permanent global securities, initial settlement for permanent global securities will be made in immediately available funds. If the prospectus supplement specifies that interests in the permanent global securities may be held through Clearstream or Euroclear, Clearstream and/or Euroclear participants will conduct secondary market trading with other Clearstream and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Then secondary market trades will settle using the procedures applicable to conventional eurobonds in immediately available funds.

Investors should be aware that they will be able to make and receive deliveries, payments and other communications involving the securities through Clearstream and Euroclear only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time–zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

The information in this section concerning Euroclear and Clearstream has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by Euroclear or Clearstream or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Although DTC, Clearstream, and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in permanent global securities among DTC participants, Clearstream, and Euroclear, they are under no obligation to perform those procedures, and those procedures may be discontinued at any time.

PLAN OF DISTRIBUTION

We may sell the securities from time to time as follows:

•	to or through underwriters or dealers, which may be affiliates;

•	through agents, which may be affiliates;

•	directly to purchasers; or

•	through a combination of any of these methods.

We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any put option agreement or other contractual arrangement, whether directly to investors or through one or more special purpose vehicles.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also lend or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them;

•	the public offering or purchase price;

•	any over-allotment options under which agents or underwriters may purchase additional securities from us;

•	any discounts, concessions and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting agent or underwriting compensation;

•	any discounts and commissions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Generally, the underwriters’ obligations to purchase the securities will be subject to specified conditions. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. If agents are used in the sale of any securities, they generally will be acting on a best efforts basis for the period of their appointment.

Only the agents, dealers or underwriters named in the prospectus supplement will be the agents, dealers or underwriters in connection with the securities being offered. Under agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and any prospectus supplements may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that those underwriters, dealers or agents may be required to make.

As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which we may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of the offered securities, if so described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the future date stated in the prospectus supplement. Such contracts will be subject only to those conditions set forth in the prospectus supplement or supplements.

Some of the underwriters and their affiliates may have in the past provided, may be currently providing and may in the future from time to time provide, financial advisory, commercial banking, investment banking, research, trading and transfer agent services to us or our subsidiaries (including as parties to our credit agreement), for which they have in the past received, and may currently or in the future receive, customary fees and expenses.

Any underwriter, agent or dealer that we use in the initial offering of debt securities will not confirm sales to any account over which it exercises discretionary authority without the prior specific written approval of its customer.

Charles Schwab & Co., Inc. is a wholly-owned subsidiary of The Charles Schwab Corporation. If Charles Schwab & Co., Inc. or any other broker-dealer subsidiary that we may have participates in the distribution of our securities, we will conduct the offering in accordance with the applicable requirements of Rule 5121 of the Financial Industry Regulatory Authority’s rules or any successor provisions.

Following the initial distribution of securities, our affiliates, including Charles Schwab & Co., may buy and sell the securities in market-making transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale. Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their accounts or as our agent. These sales will be made at prices related to prevailing market prices at the time of sale.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange or the New York Stock Exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

VALIDITY OF SECURITIES

The validity of the securities to be issued under this prospectus, will be passed upon for us by Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, counsel to The Charles Schwab Corporation. Directors of that firm beneficially own an aggregate of less than 1% of our common stock.

EXPERTS

The consolidated financial statements, the related financial statement schedule, incorporated in this prospectus by reference from our Annual Report on Form 10-K, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.